Exhibit 31.1

Certifications

I, Roland C. Smith, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Office Depot, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Roland C. Smith
Name:	Roland C. Smith
Title:	Chief Executive Officer
Date:	April 22, 2016